UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

011-972-4-850-1080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On March 3, 2005, we closed a private placement of 12,000,000 common shares and 12,000,000 share purchase warrants resulting in gross proceeds of $1,200,000. On March 3, 2005, we closed a further private placement of 750,000 common shares and 750,000 share purchase warrants resulting in further gross proceeds of $75,000. The proceeds will be used for working capital.

The private placements consisted of the issuance of 12,750,000 units at $0.10 per unit. Each unit consists of one common share and one share purchase warrant. Each warrant shall entitle the holder to purchase one additional common share at a price of $0.30 until November 30, 2006. The shares and warrants are to be registered with the SEC by August 30, 2005 pursuant to an Investor Rights Agreement with each investor. Even once registered, the shares and warrants will be held in escrow and one fourth released to investors quarterly commencing August 30, 2005.

Finder’s fees of 1,845,000 common shares and 534,500 common share purchase warrants are being issued respecting the private placements. 37,500 warrants are exercisable until November 30, 2006 at an exercise price of $0.10. 497,000 of the warrants are exercisable until November 30, 2007 at an exercise price of $2.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Yossi Keret
Yossi Keret
Date: March 4, 2005